SUBSIDIARIES OF THE REGISTRANT

                                               State of           Other
                                             Incorporation      Names Used
             Name                           or Organization     in Business
             ----                           ---------------     -----------
NewCare, Inc.                                    Florida            None
Equity General Partner, Inc.                     Florida            None
Oak Manor Nursing Home, Ltd.                     Florida            None
Healthcare Facilities Limited
  Partnership I                                  Louisiana          None
Suncoast Nursing Home, Ltd.                      Florida            None
Victoria Martin Nursing Home, Ltd.               Florida            None
Central Tampa Nursing Home, Ltd.                 Florida            None
Bay to Bay Nursing Home, Ltd.                    Florida            None
Healthcare Facilities, Inc.                      Florida            None
Memorial Nursing Center, Inc.                    Georgia            None
Cimerron Health Care, Inc.                       Georgia            None
Ft. Valley Nursing Center, Inc.                  Georgia            None
Windward Nursing Center, Inc.                    Georgia            None
Whigham Health & Rehabilitation, Inc.            Georgia            None
NewCare Hospital Corporation                     Georgia            None
NewCare Nursing Corporation                      Georgia            None
NewCare Retirement Corporation                   Georgia            None
NewCare Hospital Management Corporation          Georgia            None
NewCare Dallas Hospital Management
  Corporation                                    Georgia            None
NewCare Texas Nursing, Inc.                      Georgia            None
NewCare Mass Nursing, Inc.                       Georgia            None
Park Place, Ltd.                                 Texas              None
Tyler Park Place, Inc.                           Texas              None
Wakulla Manor, Inc.                              Florida            None
Wakulla Acquisition, Inc.                        Delaware           None
American Nursing Homes, Inc.                     Florida            None
Emory Nursing Center, Inc.                       Georgia            None
H. Clark of Florida, Inc.                        Florida            None
NewCare Balch Springs, Inc.                      Georgia            None
NewCare Bryan, Inc.                              Georgia            None
NewCare Caldwell, Inc.                           Georgia            None
NewCare Converse Management, Inc.                Georgia            None
NewCare Dallas Management, Inc.                  Georgia            None
NewCare Euless, Inc.                             Georgia            None
NewCare Fort Worth, Inc.                         Georgia            None
NewCare Investment, LLC                          Georgia            None
NewCare Junction Management, Inc.                Georgia            None
NewCare Lancaster, Inc.                          Georgia            None
NewCare Lufkin, Inc.                             Georgia            None
NewCare Management Company                       Georgia            None
NewCare Oak Park-Clermont, Inc.                  Georgia            None
NewCare Rosenburg, Inc.                          Georgia            None
NewCare Shepherd Management, Inc.                Georgia            None
NewCare Specialty Services, Inc.                 Georgia            None
NewCare Tennessee, Inc.                          Georgia            None
NewCare Wortham Management, Inc.                 Georgia            None
Rest Awhile Nursing Home, Inc.                   Georgia            None
Southern Hope Hospice, Inc.                      Georgia            None